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                                                                  EXHIBIT 10.48

                           *CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION


                           MEMORANDUM OF UNDERSTANDING

Infoseek Corporation ("Infoseek") is considering a two-phase strategic alliance with Kanematsu Corporation ("Kanematsu") to establish Infoseek Japan ("Infoseek Japan"). In the first phase of the alliance, Infoseek would enter into a Marketing Alliance Agreement with Kanematsu Corporation to develop, deploy and operate the initial Infoseek Japan service described below. In the second phase of the alliance, Infoseek and Kanematsu would enter into a Joint Venture Agreement, and collateral agreement(s) relative to technology licensing, and the provision of other services, as applicable, to create a joint venture corporation in Japan to develop, deploy and operate a second generation Infoseek Japan service described below based on Infoseek search technology.

Based on preliminary discussions, it has been decided that detailed negotiations are appropriate regarding the possible agreements between Infoseek and Kanematsu.

This Memorandum of Understanding ("MOU") covers the draft proposal of the terms and conditions of the strategic alliance, exchange of information and conduct of such negotiations. The parties wish to avoid any misunderstandings and disputes which might otherwise occur in the event that comprehensive agreements in this subject are not fully negotiated and fully executed.

The parties acknowledge and agree that the subject matter of the negotiations will involve numerous interrelated business and technical factors, and that, except as set forth in this MOU, neither party shall be bound to the other for any performance, payment license, right, or reliance with respect to the subject matter, unless and until all material terms have been set forth in the respective separate and binding agreements, the Marketing Alliance Agreement and the Joint Venture Agreement, for Phase One and Phase Two of the Infoseek and Kanematsu Strategic Alliance (as described below), respectively, signed by both parties ("Comprehensive Agreement"). Unless otherwise specifically indicated herein, where used herein "Comprehensive Agreement" shall refer to either the Marketing Alliance Agreement or the Joint Venture Agreement. All proposals, letters, agreements, points of proposed or actual agreements, "Term Sheets", memos and charts used or exchanged in the negotiations either shall be reflected in the applicable Comprehensive Agreement or shall be deemed rejected, rescinded and void upon the end of negotiations. Nothing contained in this MOU shall be deemed to limit the scope of the negotiations or the content of any Comprehensive Agreement.

The parties acknowledge that Kanematsu is contemplating participating in the Infoseek Series E Preferred Stock financing which both parties anticipate will close on or about the time of execution of the Marketing Alliance Agreement.

I.   PHASE ONE OF THE INFOSEEK AND KANEMATSU STRATEGIC ALLIANCE
     ----------------------------------------------------------

A.   ALLIANCE STRUCTURE:

     Joint marketing alliance.

B.   PRODUCT/SERVICE:

     The initial Infoseek Japan service ("Phase One Service") will consist of three major components:

     i.    A command bar with Japanese relevant content

     ii. An indexing and search capability which will index and search Japanese documents

     iii. A directory which will contain listings of Japanese sites with reviews written in the Japanese language and a translation of the Infoseek Guide directory (existing English language based directory) into the Japanese

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     language.

1. Kanematsu will be responsible for acquiring third-party content to be placed on the command bar of the Phase One Service and all costs associated with such acquisition.

2. Kanematsu will be responsible for acquiring or licensing an indexing and searching capability which will index and search for Japanese documents, and all costs associated with such acquisition. This indexing and searching capability will be deployed on the Phase One Service.

3. Kanematsu will be responsible for acquiring or licensing a directory which will contain listings of Japanese sites with reviews written in the Japanese language, and all costs associated with such acquisition.

4. Kanematsu will translate the existing Infoseek Guide directory (including site label/URL and site description/review).

5. Infoseek will assist Kanematsu in adding third-party content to the Infoseek Japan command bar.

6. Infoseek will assist Kanematsu in adding translation changes to the Infoseek Japan directory, including assistance in adding listings of Japanese sites with reviews written in the Japanese language.

7. Infoseek will be responsible for and perform the design and implementation of the Phase One Service.

8. Kanematsu will provide the necessary level of business and engineering resources required during Phase One to:

     i.    license or acquire Japanese relevant third-party content

     ii. license or acquire an indexing and search capability to be deployed on the Phase One Service

     iii.  license or acquire directory listings of Japanese sites

     iv.   translate existing Infoseek Guide Directory listing

     All other aspects pertaining to the design, development and implementation of the Phase One Service shall be the responsibility of Infoseek.

9. The Phase One Service will be operated by infoseek at the Infoseek facility in the United States.

C.  FINANCIAL:

* 1. Kanematsu will pay Infoseek [ ] prior to the commencement of Phase One for the design, implementation and operation of the Phase One Service;
*       [   ] of which is associated with the purchase of dedicated equipment for the Phase One Service (such equipment may be purchased directly or leased by Infoseek, purchased directly or leased by Kanematsu). Any purchased equipment will be owned by Kanematsu.

     2. Both Infoseek and Kanematsu will sell advertising on the Phase One
* Service. If Infoseek sells advertising, Infoseek will receive [ ] of net advertising revenues (net advertising revenues will be defined as gross advertising revenues less applicable ad frequency discounts,


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        agency discounts, and ad sales commissions). If Kanematsu sells advertising, Kanematsu will receive 25% of net advertising revenues.

* 3. Kanematsu will receive [ ] of the net advertising revenues of the Phase One Service as consideration for acquiring the content, licensing or acquiring an indexing and search capability, licensing or acquiring the directory listings, and translation of the Infoseek Guide Directory listing.

     4. It is Infoseek's assumption that a potential flat fee payment arrangement between Infoseek and Infoseek's major distribution entity will secure a position on the Phase Two Service (as defined below) search page for Infoseek.

     5. Both parties acknowledge that royalties and third party payments to entities including, without limitation, distribution entities, may be attributable to the Phase One Service and may be apportioned against the remaining balance prior to the distribution to the parties. Both parties will mutually agree to any such royalties and third party payments attributable to the Phase One Service.

* 6. Any remaining balance of the net advertising revenues shall be [ ] Infoseek and Kanematsu.

     7. In the event any internationalization engineering is performed, with
* Kanematsu's prior express [ ], during Phase One to prepare the [ ] indexing and searching technology to be localized for the Phase Two
*       Service, [ ] applicable costs for such engineering. Costs associated
*       with this engineering effort [ ] and shall be limited to direct costs.

D.      TRADEMARKS:

        All applicable Infoseek trademarks will be licensed to Kanematsu solely for use in conjunction with the Phase One Service. Infoseek retains ownership of all Infoseek trademarks.

E.   ALLIANCES:

     1. Kanematsu will establish the necessary alliances to acquire third-party content for the Phase One Service.

* 2. Kanematsu will pursue an alliance with [ ] (which may include regional and local advertising).

*    3.  Infoseek will pursue an alliance with [ ] of the Phase One Service on
*        the [ ] page for the Japanese version of the [ ].


F.   TECHNOLOGY OWNERSHIP:

     1. Ownership of any Infoseek technology, including but not limited to its indexing and search capability, and any technology licensed or acquired by Infoseek, and all applicable interfaces developed by Infoseek to enable the translation efforts, will remain with Infoseek and its licensors.

     2. Ownership of any Kanematsu technology, including but not limited to its index and search capability, and any technology licensed or acquired

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         by Kanematsu, will remain with Kanematsu and its licensors.

G.   MANAGEMENT:

     1. Infoseek shall be responsible for the program management of the design, implementation and operation of the Phase One Service which may include management of Kanematsu personnel on loan to Infoseek.

     2. During the Phase One period and in anticipation of Phase Two, Infoseek and Kanematsu will cooperate to appoint the management personnel specified in the Phase Two portion of this MOU.

     3. During the Phase One period and in anticipation of Phase Two Kanematsu shall organize and staff a working committee within Kanematsu to promote Infoseek Japan, sell advertising, and prepare for the Phase Two Service.

     4. Kanematsu and any members of its working committee, may assist Infoseek in the operation of Phase One Services on an interim basis.

H.   TERM OF PHASE ONE:

     The term of Phase One shall be for a period ending upon the completion of
*    the development of Infoseek's [ ] indexing and search technology which is
* anticipated to be the [ ]. At the end of such Phase One term both parties anticipate transitioning to Phase Two as described below. In the event Infoseek and Kanematsu agree that Phase One Service should be extended for an additional period of time, such extension shall be subject to terms for such extension, as may be mutually agreed upon in writing, including without limitation additional financing for such extended Phase One period.

II.  PHASE TWO OF THE INFOSEEK AND KANEMATSU STRATEGIC ALLIANCE
     ----------------------------------------------------------

A.   ALLIANCE STRUCTURE:

     A joint venture arrangement between Infoseek and Kanematsu to establish Infoseek Japan ("Infoseek Japan"). The ownership ratio in Infoseek Japan
* would be [ ] Kanematsu and [ ] Infoseek Corporation. Such joint venture arrangement (including, without limitation, the structure thereof will be subject to further approval by Infoseek and Kanematsu and the Joint Venture Agreement. Capitalization of such joint venture will be negotiated by Infoseek and Kanematsu. For such equity interest, it is anticipated that
*    Kanematsu's [    ] that Infoseek's capital contribution for Infoseek Japan
* will be in the [ ]. The parties agree to explore this possibility in light of U.S. and Japanese legal requirements.

B.   PRODUCT/SERVICE:

     1. In the second-phase Infoseek Japan Service ("Phase Two Service") the Japanese language indexing and search technology acquired or licensed

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*    by Kanematsu during Phase One [ ] indexing and search technology for indexing and searching for Japanese language documents.

     2. Initially, the Phase Two Service may be operated by Infoseek at the Infoseek facility in the United States. Within a schedule to be determined, the Phase Two Service will be deployed in Japan.

C.   TECHNOLOGY OWNERSHIP:

     1. Ownership of the Infoseek technology, including without limitation, intellectual property (trademarks and look and feel), the indexing and searching capabilities, all applicable interfaces developed by Infoseek to enable the translation efforts, and derivative works based thereon, will remain with Infoseek and Infoseek's licensors.

     2. Ownership of any Kanematsu technology, and derivative works based thereon, included in the Phase Two localized product shall remain in Kanematsu.

     3. Ownership of the User Interface of the Phase Two localized product shall remain with Infoseek Japan.

     4. The Infoseek technology will be licensed to Infoseek Japan under a collateral technology licensing agreement. The parties anticipate that
* such license arrangement will grant to Infoseek Japan an [ ], as mutually agreed upon by Infoseek and Kanematsu, with respect to the Infoseek technology for use on an Internet search service in Japan. It is anticipated that such licensing arrangement will be long term.

*    5.   [ ]

     6. The parties acknowledge that it is their intent to keep each party's technology separate and to preserve the identification of the respective technologies.

     7. In the event third party technology is licensed for Phase Two Services, any costs, including but not limited to any royalties or fees, shall be borne by Infoseek Japan.

D.   FINANCIAL:

*    1.   [ ] finance the internationalization engineering required to prepare
*         the [    ] indexing and searching technology to be localized for the
          Phase Two Service. Costs associated with this engineering effort will be determined by Infoseek and Kanematsu and shall be limited to direct costs.

*    2.   Infoseek Japan will pay [ ] of net advertising revenues (net advertising revenues will be defined as gross advertising revenues less applicable ad frequency discounts, agency discounts, and ad sales commissions) during Phase Two. Infoseek Japan will also pay Kanematsu
*         [  ] of net advertising revenue during Phase Two.

     3.   While the Phase Two Service is operated by Infoseek in the United
* States, Infoseek Japan will provide Infoseek with an [ ] of net advertising revenue from the Phase Two Service. Infoseek Japan will also fund the incremental equipment necessary to operate the Phase Two Service in the United States.

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*     4.  Upgrades to the [ ]-based, translated indexing and search technology
*         shall be provided to Infoseek Japan [                            ].
*         Such charges shall be applicable to [ ] to the Japanese version of the
*         [ ] technology and based on direct costs associated therewith.

* 5. During Phase Two, a portion of the Infoseek [ ]. Such portion to be reasonably determined by Infoseek and Kanematsu on a pro-rata apportionment.

      6. Both parties acknowledge that royalties and third party payments to entities including, without limitation, distribution entities, may be attributable to the Phase Two Service and may be apportioned against the remaining balance prior to the distribution to the parties.

      7. Any remaining balance of the net advertising revenues shall remain with Infoseek Japan.

 E.   MANAGEMENT:

      1. Infoseek Japan manages relationships with strategic partners and alliances in Japan (i.e. content providers, service providers), promotes distribution and supports the translation efforts, offers ongoing local technical support, and oversees the ongoing Phase Two Service.

      2. Infoseek manages technology direction, provides assistance in on-going design matters and U.S. technical support.

      3.  Infoseek Japan manages general day-to-day operation of Infoseek Japan.

      4. Kanematsu will appoint Infoseek Japan operations and finance personnel and will secure and/or provide all financial support of the ongoing operating costs of Infoseek Japan.

      5. At a minimum, Infoseek retains the right to appoint the lead management positions of Corporate Marketing, Advertising, Direct Marketing, and Editorial. Infoseek shall also participate in the selection of Engineering management personnel.

      6. Infoseek retains the right to a) appoint a U.S. representative director(s) on the Infoseek Japan board to work in conjunction with a Japanese counterpart(s) and b) appoint the appropriate number of directors for the Infoseek Japan Board of Directors according to its ownership equity ratio of Infoseek Japan.

      7. Appropriate mutually agreeable provisions regarding protection of the parties' interests in the joint venture will be added.

 F.   TRADEMARKS:

      All applicable Infoseek trademarks will be licensed to Infoseek Japan solely for use in conjunction with the Phase Two Service. Infoseek retains ownership of all Infoseek trademarks.

 G.   SCHEDULE:

      To be determined.

 III. GENERAL
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A.   Each party shall bear its own expenses and costs with regard to all negotiations and activities relating to this MOU.

B. Notwithstanding any other provision of this MOU, to the extent the provisions of the Infoseek Mutual Confidential Disclosure Agreement dated January 20, 1996 ("CDA") conflict with the terms of this MOU, the CDA shall control.

C.   Unless either party sooner terminates this MOU, with or without cause, or
* unless the Marketing Alliance Agreement is not entered into on or before March 29, 1996, this MOU will continue in effect until August 31, 1996. Continuation of negotiations beyond these respective dates shall be formally agreed upon in writing by the parties to extend the term for the duration of negotiations.

D. Upon expiration or termination of this MOU, in the absence of a subsequent Comprehensive Agreement, only Section III B of this MOU and Section III E shall survive and continue.

E. Neither party shall make a claim against, nor be liable to, the other for actual or consequential damages, including but not limited to lost profits, suffered by it because of any performance or failure to perform any obligations hereunder, or for termination of negotiations without a Comprehensive Agreement. The foregoing limitation shall not be construed to apply to claims arising separately from this MOU and negotiations hereunder or actions under or with respect to unrelated or superseding contracts or agreements. Nothing in this MOU obligates either party to sell or purchase any item from the other party, nor to enter into any Comprehensive Agreement.

F. No obligation, covenant, or agreement relating to this MOU shall be binding until any of the Comprehensive Agreements are approved and signed by Kanematsu and Infoseek.

G. Both parties agree that this MOU is the complete and exclusive statement of understanding between the parties and supersedes all prior agreements, whether oral or written, with respect to the subject matter hereof.



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ACCEPTED AND AGREED TO:                      ACCEPTED AND AGREED TO:

INFOSEEK CORPORATION                         KANEMATSU CORPORATION
IN SANTA CLARA, CALIFORNIA USA               IN TOKYO, JAPAN


By:                                          By:
    -----------------------------------          -----------------------------
    Authorized Signature                         Authorized Signature


Name: ROBERT JOHNSON                         Name: MASAAKI TAKEUCHI
      ---------------------------------            ---------------------------
      Print                                        Print

Title:  CEO                                  Title:  General Manager
        -------------------------------              Computer Communication
                                                     & Aircraft Div.
                                                     -------------------------

Date:  March 30, 1996                        Date:  March 11, 1996
       --------------------------------             --------------------------



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